UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2011
Skyworks Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5560	04-2302115

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Sylvan Road, Woburn, MA	01801

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 376-3000
Not applicable.

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
Description of Capital Stock
     Skyworks Solutions, Inc., a Delaware corporation (the “Company”) is filing this Current Report on Form 8-K for the purpose of updating the description of the Company’s capital stock in connection with the anticipated filing of a Registration Statement on Form S-4 in connection with the Company’s pending acquisition of Advanced Analogic Technologies Incorporated. The description of the capital stock of the Company set forth below is only a summary and is not intended to be complete. For a complete description, please read the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and the Company’s Second Amended and Restated By-laws (as amended, the “By-laws”) and the amendments thereto, which have been filed with the Securities and Exchange Commission.
Authorized Capital Stock
     The Company is authorized to issue 550,000,000 shares of all classes of stock, of which 525,000,000 shares are designated common stock, $0.25 par value per share (“Common Stock”), and 25,000,000 are designated preferred stock, no par value per share (“Preferred Stock”).
Common Stock
     Each share of Common Stock is entitled to one vote on each matter submitted to a vote of the stockholders of the Company and is equal to each other share of Common Stock with respect to voting, liquidation and dividend rights. Holders of Common Stock are entitled to receive dividends, if any, as may be declared by the Company’s board of directors (the “Board”) from time to time out of assets or funds of the Company that are legally available, payable in cash or otherwise, and to receive net assets in liquidation after payment of all amounts due to creditors and any preferential amounts due to holders of Preferred Stock. Holders of Common Stock have no conversion rights and are not entitled to any preemptive or subscription rights. Holders of Common Stock are not subject to redemption or any further calls or assessments and the Common Stock does not have cumulative voting rights in the election of directors. Except as may be provided in a Preferred Stock designation, the holders of Common Stock have the exclusive right to vote for the election of directors and for all other purposes.
Preferred Stock
     Preferred Stock may be issued from time to time in one or more series, and shares of each series shall have such rights and preferences as shall be fixed by the Board. In designating any series of Preferred Stock, the Board has authority, without further action by the holders of Common Stock, to fix the (i) designation of the series, (ii) number of shares of the series, (iii) dividend rate (including whether such dividends shall be cumulative or non-cumulative and the dates on which such dividends shall be paid), (iv) voting rights, if any, subject to certain limitations, (v) conversion rights, (vi) rights and terms of redemption (including any sinking fund provisions), (vii) the amounts payable on shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and (viii) restrictions on the issuance of shares of the same series or of any other class or series. The issuance of Preferred Stock by the Company could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and/or payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of the Company. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the shares of all classes of stock of the Company entitled to vote for the election of directors (such classes of stock together, the “Voting Stock”), voting as one class, without a vote of the holders of Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock designation.
Classification of the Board of Directors
     The Company’s directors are not divided into classes. All directors are elected annually by stockholders of the Company at the Company’s annual meeting.

Limitation of Director Liability
     The Company’s Certificate of Incorporation provide that the Company’s directors will have no personal liability to the Company or its stockholders for monetary damages arising from a breach of fiduciary duty as a director, except for liability (i) for breach of the directors’ duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. This provision in the Certificate of Incorporation does not eliminate Company directors’ fiduciary duties of care. This provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.
     The Company’s Certificate of Incorporation and By-laws further provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the company or any of its majority-owned subsidiaries or is or was serving at the request of the corporation as a director, officer, employee or agent of another company or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Certain Provisions of the Company’s Certificate of Incorporation and By-laws
     Provisions contained in the Certificate of Incorporation and By-laws may be deemed to have an anti-takeover effect and may deter or prevent a tender offer or takeover attempt, including attempts that may result in a premium being paid over the market price for the shares held by the Company’s stockholders.
     Supermajority Vote for Amendment of Certificate of Incorporation and By-Laws
     Certain provisions of the Company’s Certificate of Incorporation, including those pertaining to acting by written consent, cannot be amended (and inconsistent provisions may not be adopted) unless the amendment (or adoption) is approved by the holders of at least eighty percent (80%) of the Company’s Voting Stock. In addition, amendments to the Certificate of Incorporation provisions that govern transactions with Related Person, as defined below, require the affirmative vote of the holders of ninety percent (90%) of the Company’s Voting Stock.
     The Company’s Certificate of Incorporation further provides that the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the Company’s Voting Stock, voting as a single class, is required to:
•	amend or repeal any provision of the By-laws;

•	amend or repeal the provision of the Certificate of Incorporation relating to amendments to the By-Laws; or

•	adopt any provision inconsistent with such provision.
     Supermajority Vote for Business Combinations
     The Company’s Certificate of Incorporation provides that the Company must obtain the affirmative vote of the holders of eighty percent (80%) of the Company’s Voting Stock, voting together as a single class, for (i) the adoption of any agreement for the merger or consolidation of the Company with or into any other corporation, (ii) the authorization of any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all of the assets of the Company or any subsidiary to any other corporation or (iii) the authorization of the issuance or transfer by the Company of any substantial amount of securities of the Company in exchange for the securities or assets of any other corporation, unless any such action has been approved by a majority of the members of the Company’s board of directors in office prior to the time any such other corporation party to such action became the beneficial owner of five percent (5%) or more of the Company’s shares entitled to vote for the election of directors.

     No Action by Written Consent
     The Company’s Certificate of Incorporation provides that any action required or permitted to be taken by stockholders of the Company be effected at an annual or special meeting of the stockholders and may not be effected by any written consent of stockholders.
     Related Person Transactions
     The Company’s Certificate of Incorporation provides that the Company obtain the affirmative vote of the holders of ninety percent (90%) of the Company’s Voting Stock, voting together as a single class, to engage in certain corporate actions with any firm, corporation or other entity which beneficially owns more than twenty percent (20%) of the Company’s Voting Stock (a “Related Person”), unless the corporate action is approved by a majority of the Company’s continuing directors and certain fair price criteria and procedural requirements specified in Company’s Certificate of Incorporation are met. Such corporate actions include (i) any merger or consolidation of the Company or any subsidiary with a Related Person, (ii) any sale, lease, exchange, transfer or other disposition to or with any Related Person of any assets of the Company having an aggregate fair market value of $500,000 or more, (iii) the issuance or transfer by the Company or any subsidiary of any securities of the Company or any subsidiary to any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $500,000 or more, (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any Related Person and (v) any reclassification of securities, recapitalization of the Company or any merger or consolidation of the Company with any of its subsidiaries or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any subsidiary which is directly or indirectly owned by any Related Person. If the corporate action does not involve any cash or other property being received by any of the Company’s stockholders, then the fair price criteria would not apply, and only approval by a majority of the Company’s continuing directors would be required.
     Issuance of Preferred Stock
     The Company’s By-laws permit the Board to issue shares of Preferred Stock in one or more series without further authorization of the Company’s stockholders.
     Special Meeting Procedure
     The Company’s By-laws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of the entire Board. Stockholders are not permitted to call, or to require that the Board call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWORKS SOLUTIONS, INC.
Date: June 16, 2011	/s/ Donald W. Palette
Donald W. Palette
Vice President and Chief Financial Officer